UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2015
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)

(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Material Modification to Rights of Security Holders

On May 8, 2015, Progress Software Corporation (the “Company”) changed its state of incorporation from the Commonwealth of Massachusetts to the State of Delaware (the "Reincorporation") pursuant to a plan of domestication dated March 2, 2015 (the "Plan of Domestication"). The Reincorporation was accomplished by the filing of a certificate of conversion (the "Delaware Certificate of Conversion") and a certificate of incorporation (the "Delaware Charter") with the Secretary of the State of Delaware, as well as the articles of charter surrender (the “Massachusetts Articles of Charter Surrender”) with the Secretary of the Commonwealth of Massachusetts. Pursuant to the Plan of Domestication, the Company also adopted new bylaws (the "Delaware Bylaws").

The Reincorporation and Plan of Domestication were previously submitted to a vote of, and approved by, the Company's stockholders at its 2015 Annual Meeting of Stockholders held on May 5, 2015. Upon the effectiveness of the Reincorporation:

1.
the affairs of the Company ceased to be governed by the Massachusetts Business Corporation Act (“MBCA”), the Company's existing Articles of Incorporation (the “Massachusetts Charter”), and the Company's existing Amended and Restated Bylaws (the “Massachusetts Bylaws”), and the affairs of the Company became subject to the Delaware General Corporation Law (“DGCL”), the Delaware Charter and the Delaware Bylaws;

2.
each issued and outstanding share of common stock of the Company remained unchanged and continued to represent one issued and outstanding share of common stock of the Company as a Delaware corporation;

3.
all stock options, restricted stock units or other restricted equity outstanding and unexercised as of the date of the Reincorporation remained in effect upon the same terms and conditions as were in effect immediately prior to the Reincorporation;

4.	each employee benefit, stock option or other similar plan of the Massachusetts corporation continued to be an employee benefit, stock option or other similar plan of the Delaware corporation; and

5.
the members of the Board of Directors and the officers of the Company continued in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

Although the Delaware Charter and the Delaware Bylaws are substantially similar to provisions of the Massachusetts Charter and Massachusetts Bylaws certain rights of the Company's stockholders are different as a result of the Reincorporation. Summarized below are the differences between the rights of the stockholders of the Company immediately before and immediately after the Reincorporation resulting from the differences between the MBCA and the DGCL and the differences between the Massachusetts Charter and the Massachusetts Bylaws, on the one hand, and the Delaware Charter and the Delaware Bylaws, on the other hand.  The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the MBCA, the DGCL, the Massachusetts Charter, the Massachusetts Bylaws, the Delaware Charter and the Delaware Bylaws.

	Massachusetts	Delaware
Authorized Capital Stock:
The Massachusetts Charter authorizes 210,000,000 shares, of which, 200,000,000 are designated as common stock, par value $0.01 per share, and 10,000,000 shares are designated as preferred stock, par value $0.01 per share.

The Delaware Charter authorizes 210,000,000 shares, of which, 200,000,000 will be designated as common stock, par value $0.01 per share, and 10,000,000 shares will be designated as preferred stock, par value $0.01 per share.

Voting Rights:	Under the Massachusetts Charter, each holder of common stock is entitled to one vote for each share held on matters submitted to a vote of stockholders.	Under the Delaware Charter, each holder of our common stock will be entitled to one vote for each share held on matters submitted to a vote of stockholders.
Cumulative Voting Right:	Under the MBCA and the Massachusetts Charter, the holders of our common stock do not have cumulative voting rights in the election of directors.	Under the DGCL and the Delaware Charter, the holders of our common stock will not have cumulative voting rights in the election of directors.

Rights of Holders of Preferred Stock:
The Massachusetts Charter provides that our Board of Directors is authorized to fix the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of any series of preferred stock.

The Delaware Charter provides that the Board of Directors will be authorized to determine the rights, powers, preferences, voting powers, relative, participating, optional or other special rights of any series of preferred stock.

Number and Classification of Board of Directors:
The Massachusetts Bylaws provide that all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders, which means that we do not have a classified board of directors.
The Massachusetts Bylaws provide that the number of directors is to be fixed solely by our Board of Directors.
Under the MBCA, the establishment of a classified board would require the approval of our Board of Directors and does not require the approval of our stockholders.

The Delaware Charter and the Delaware Bylaws provide that all directors will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders, which means that we will not have a classified board of directors.
The Delaware Charter provides that the number of directors will be fixed solely by our Board of Directors.
Under the DGCL, the establishment of a classified board would require the approval of the holders of at least a majority of the shares outstanding and entitled to vote in the election of directors.

Removal of Directors:
Under the Massachusetts Bylaws, a director may be removed, but only either for cause by the vote of the holders of at least 80% of the shares entitled to vote, or with or without cause by the vote of at least 3/4 of the directors then serving.
“Cause” is defined as:
(i)conviction of a felony,
(ii)declaration of unsound mind by order of court,
(iii)gross dereliction of duty,
(iv)commission of an action involving moral turpitude, or
(v)commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to our company.

Under the Delaware Charter and the Delaware Bylaws, any director may be removed with or without cause by the vote of the holders of at least two-thirds of the shares outstanding and entitled to vote in the election of directors. Under the Delaware Charter and the Delaware Bylaws, no director may be removed by our Board of Directors.
There is no definition of “cause” in the Delaware Charter or Delaware Bylaws.

Vacancies on the Board of Directors:
The Massachusetts Bylaws provide that newly created directorships resulting from an increase in the authorized number of directors or vacancies in the Board of Directors may be filled only by a majority of the directors then in office, even though less than a quorum may then be in office.

The Delaware Bylaws provide that newly created directorships resulting from an increase in the authorized number of directors or vacancies in the Board of Directors may be filled only by a majority of the directors then in office, even though less than a quorum may then be in office, or the sole remaining director.

Special Meetings:
Under the MBCA, a special meeting of stockholders may be called by the corporation’s Board of Directors, or unless otherwise provided in the articles of organization or bylaws, by the holders of at least 40% of the votes entitled to be cast on any issue to be considered at the proposed meeting.
The Massachusetts Bylaws provide that special meetings of stockholders may be called by:
(i)the Chair of the Board of Directors,
(ii)the President,
(iii)the Board of Directors, or
(iv)the Secretary, upon application of holders of at least 80% of shares outstanding and entitled to vote in the election of directors or such lesser percentage, if any, (but not less than 40%) as determined to be the maximum percentage permitted by applicable law to establish for call of special meeting.

Under the DGCL, a special meeting of stockholders may be called by the corporation’s Board of Directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws.
The Delaware Bylaws provide that special meetings of stockholders may be called by:
(i)the Chairperson of the Board of Directors,
(ii)the Chief Executive Officer, the Board of Directors, or
(iii)the Secretary, upon written application of the holders of at least 80% of the shares outstanding and entitled to vote in the election of directors.

Stockholder Action by Written Consent:
The MBCA permits corporate action without a meeting of stockholders upon the written consent of all stockholders entitled to vote on the action, or to the extent permitted by the articles of organization, by stockholders having not less than the minimum number of votes necessary to take the action at a meeting at which all stockholders entitled to vote on the action are present and voting.
The Massachusetts Bylaws provide that any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting if consents, setting forth the action so taken, shall be given by the holders of 100% of our outstanding stock.

The DGCL permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise.

The Delaware Charter and the Delaware Bylaws provide that, unless otherwise prescribed by law, stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent.

Quorum of Stockholders:
Under the Massachusetts Bylaws, the holders of a majority of the shares outstanding and entitled to vote at a stockholders meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

Under the Delaware Bylaws, the holders of a majority of our shares outstanding and entitled to vote at a stockholders meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.

Advance Notice Procedures for a Stockholder Proposal or Director Nomination:
A stockholder entitled to vote at an annual meeting may request business to be brought before that meeting, and a stockholder entitled to vote in the election of directors may make a nomination of a person for election as a director, in each case, by providing written notice in proper form and content as set forth in the Massachusetts Bylaws to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder entitled to vote at an annual meeting may request business to be brought before that meeting, and a stockholder entitled to vote in the election of directors may make a nomination of a person for election as a director, in each case, by providing written notice in proper form and content as set forth in the Delaware Bylaws to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Business Combinations with Interested Stockholders:
The MBCA does not have any provisions governing transactions with large or significant stockholders. However, under Chapter 110D of the Massachusetts General Laws, Massachusetts regulates “control share acquisitions”, which are defined as the acquisition by any person of beneficial ownership of shares of an issuing public corporation, which, but for the provisions of Chapter 110D, would have voting rights and which, when added to all other shares of the corporation owned by such person, would entitle the person to vote shares of the corporation having voting power in the election of directors within any of the following ranges of voting power (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power, or (iii) a majority or more of all voting power.
The Massachusetts Bylaws provide that we have elected not be subject to the control share acquisition statute.
The Massachusetts Charter provides that a business combination with an “interested stockholder” requires the approval of the holders of at least 80% of the voting power of all of our shares entitled to vote generally in the election of directors, voting together as a single class, However, a business combination with an interested stockholder does not require the higher stockholder vote if the transaction has been approved by a majority of the disinterested directors of our Board of Directors and certain pricing and procedural criteria are satisfied.  An interested stockholder is defined to include any person that is:
(i)the beneficial owner of 15% or more of the outstanding voting stock of the corporation,
(ii)an affiliate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation, at any time within two years immediately prior to the relevant date, or
(iii)the assignee of or successor to our capital stock beneficially owned by an interested stockholder at any time within two years immediately prior to the relevant date as a result of transactions not involving a public offering.

Following the Reincorporation, we will be governed by Section 203 of the DGCL. Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless:
(i)prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,
(ii)upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or
(iii)on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

Mergers and Acquisitions:
Under the MBCA, a merger, share exchange and sale of all or substantially all of the assets of a corporation must be approved by the board of directors and, unless (i) a greater percentage vote is required by the articles of organization, bylaws or the Board of Directors or (ii) a lesser percentage vote is required by the articles of organization, the merger, share exchange or sale of assets must be approved by two-thirds of all the shares entitled to vote on the matter. The articles of organization may provide for a lesser vote than two-thirds but not less than a majority of the shares entitled to vote on the matter.
The Massachusetts Charter provides that a merger, share exchange or sale of substantially all of the assets of our company must be approved by a majority of all of the shares entitled to vote on the matter.

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.
The Delaware Charter does not specify a voting power requirement different than required by the DGCL.

Amendment of Articles of Incorporation:
Under the MBCA, any amendments to the Massachusetts Charter must be adopted by the Board of Directors and, unless (i) a greater percentage vote is required by the articles of organization, bylaws or the Board of Directors or (ii) a lesser percentage vote is required by the articles of organization, the amendment must generally be approved by the holders of two-thirds of all the shares entitled to vote on the matter.
The Massachusetts Charter requires the affirmative vote of the holders of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class to approve amendments relating to the provisions of the Massachusetts Charter with respect to:
(i)the approval of certain business combinations with interested stockholders, or
(ii)the amendment of provisions of the Massachusetts Bylaws relating to liability of directors to our company, indemnification of directors and officers by our company and the removal of directors.

The DGCL provides that a corporation may amend its certificate of incorporation upon the adoption of a resolution setting forth the proposed amendment by the Board of Directors of a corporation and thereafter by the affirmative vote of holders of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides for a different vote of the stockholders.
The Delaware Charter does not specify a voting power requirement different than required by the DGCL to approve amendments to the Delaware Charter, except with respect to amendments to the provisions relating to:
(i)our Board of Directors, including removal and filling of vacancies,
(ii)the liability of directors to our company,
(iii)the obligation of our company to indemnify directors and officers
(iv)forum selection, or
(v)the vote required to amend the Delaware Charter,
each of which require the approval of the holders of at least two-thirds of the outstanding shares of our common stock.

Amendment of Bylaws:
The MBCA and the Massachusetts Bylaws provide that stockholders have the power to make, amend or repeal the bylaws. The Massachusetts Bylaws provide that the Massachusetts Bylaws may be amended by the vote of the holders of a majority of the shares entitled to vote at any annual or special meeting of stockholders.
The Massachusetts Bylaws may also be amended by our Board of Directors except that the amendment of provisions of the Massachusetts Bylaws relating to the removal of directors or the vote required to amend the Massachusetts Bylaws must be approved by 75% of the directors then serving.

Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation.
The Delaware Charter provides that the Board of Directors has the power to adopt, amend, alter or repeal the Delaware Bylaws and that the Delaware Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at any annual election of directors.

Dividends:	Under the Massachusetts Bylaws, the Board of Directors may declare and pay dividends upon the shares of our capital stock, which dividends may be paid either in cash, securities or other property.
Under the Delaware Bylaws, dividends upon our capital stock may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of our capital stock.

Limitation of Liability:
The MBCA authorizes a Massachusetts corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:
(i)any breach of the director’s duty of loyalty to the corporation or its stockholders,
(ii)any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii)any improper distributions to stockholders under the MBCA, or any transaction from which the director derived an improper personal benefit.
The Massachusetts Charter limits the liability of our directors in accordance with the MBCA.

The DGCL and the Delaware Charter eliminate the liability of a director for monetary damages for breach of fiduciary duty, except for liability:
(i)for any breach of the director’s duty of loyalty to our company or its stockholders,
(ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii)under Section 174 of the DGCL, or
(iv)for any transaction from which the director derived any improper personal benefit.

Indemnification of Officers and Directors:
The MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred if he acted in good faith, he reasonably believed his conduct was in the best interests of the corporation or was not opposed to the best interests of the corporation, and in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
The MBCA also provides that a corporation must indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
 The MBCA permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.
The Massachusetts Charter and Massachusetts Bylaws contain indemnification provisions consistent with the MBCA.

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful.
The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.
 The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.
Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.
The Delaware Charter and Delaware Bylaws contain indemnification provisions consistent with the DGCL.

Stock Redemption and Repurchases:	Under the MBCA, a corporation may acquire its own shares and those shares constitute authorized but unissued shares.
Under the DGCL, a corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Duration of Proxies:	Under the MBCA, unless otherwise provided in the appointment form, a proxy executed by a stockholder will remain valid for a period of 11 months.	Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period.
Stockholders Right to Inspect Books and Records:
The MBCA provides that upon five days written notice a stockholder of a corporation is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the corporation:
(i)articles of organization and bylaws,
(ii)resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their rights and preferences,
(iii)minutes and written consents of all stockholders’ meetings for the past three years,
(iv)all written communications to stockholders generally within the past three years, including financial statements furnished to stockholders,
(v)a list of the names and business addresses of the corporation’s current directors and officers, and
(vi)the corporation’s most recent annual report delivered to the secretary of state.

The DGCL provides that any stockholder of record may demand to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for any proper purpose. If management of the corporation refuses, the stockholder can compel release of the books by court order.

Appraisal and Dissenters Rights:
Under the MBCA, stockholders have appraisal rights in the event of certain corporate actions such as a merger, consolidation or action that materially and adversely affects the rights of a stockholder with respect to his shares. If a proposed corporate action requiring appraisal rights is submitted to vote at a stockholders’ meeting, a stockholder who wishes to assert appraisal rights with respect to his shares must:
(i)deliver written notice to the corporation before the vote is taken of his intent to demand payment if the proposed action is effectuated, and
(ii)not vote any shares in favor of the proposed action.
The corporation is required to pay fair value to a stockholder exercising appraisal rights for the shares held by such stockholder. If fair value is unsettled, the MBCA provides for resolution of fair value in a single equitable proceeding in a court in the county in Massachusetts where the corporation’s principal office or registered office is located.

Under the DGCL, stockholders have appraisal rights, in the event of certain corporate actions such as a merger or consolidation. These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting stockholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders meeting, a stockholder who wishes to assert dissenters’ rights must:
(i)deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and
(ii)not vote his shares in favor of the proposed action.
If fair value is unsettled, the DGCL provides for the dissenter and the company to petition the Court of Chancery.

Franchise Taxes:	Massachusetts imposes no franchise tax or similar fee on Massachusetts corporations.
After, the Reincorporation, we will be required to pay annual franchise taxes to Delaware determined by a formula based on the number of our authorized shares, or the value of our assets, whichever would result in a lesser tax. We expect to pay approximately $180,000 per year in franchise taxes, which is the maximum franchise tax amount currently imposed on corporations by the State of Delaware. We will pay a prorated share of the annual Delaware franchise tax for 2015 if the Reincorporation is approved and effected, based upon the effective date of the Reincorporation. If the State of Delaware increases the maximum franchise tax amount in the future, our annual franchise taxes may increase above the current $180,000 per year maximum.

Exclusive Forum:	The Massachusetts Charter does not contain a provision relating to the forum to bring matters against or on behalf of our company.
The Delaware Charter provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
(i)any derivative action or proceeding brought on behalf of our company;
(ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to our company or our stockholders;
(iii)any action asserting a claim against our company or any director or officer or other employee arising pursuant to any provision of the DGCL, the Delaware Charter or the Delaware Bylaws; or
(iv)any action asserting a claim against our company or any director or officer or other employee governed by the internal affairs doctrine.

The foregoing description is not a complete statement of the rights of our stockholders and our stockholders should refer to the full text of, and decisions interpreting, the MBCA and the DGCL for a complete understanding of their rights.  Many provisions of the MBCA and the DGCL may be subject to differing interpretations, and the description may be incomplete in certain respects.  As a result, the description contained in this report is not a substitute for direct reference to the MBCA and the DGCL.

The Reincorporation did not affect any of the Company's material contracts with any third parties, and the Company's rights and obligations under those material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing descriptions of the Plan of Domestication, the Delaware Certificate of Conversion, the Delaware Charter, Massachusetts Articles of Charter Surrender and the Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Domestication, the Delaware Certificate of Conversion, the Delaware Charter, Massachusetts Articles of Charter Surrender and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Number	Description
2.1	Plan of Domestication, dated March 2, 2015.

3.1	Certificate of Conversion, as filed with the Secretary of the State of Delaware on May 8, 2015.

3.2	Certificate of Incorporation, as filed with the Secretary of the State of Delaware on May 8, 2015.

3.3	Articles of Charter Surrender, as filed with the Secretary of the Commonwealth of Massachusetts on May 8, 2015.

3.4	Amended and Restated Bylaws, effective May 8, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	Progress Software Corporation
	By:	/s/Stephen H. Faberman
Stephen H. Faberman
Senior Vice President, General Counsel

INDEX TO EXHIBITS

Number	Description
2.1	Plan of Domestication, dated March 2, 2015.

3.1	Certificate of Conversion, as filed with the Secretary of the State of Delaware on May 8, 2015.

3.2	Certificate of Incorporation, as filed with the Secretary of the State of Delaware on May 8, 2015.

3.3	Articles of Charter Surrender, as filed with the Secretary of the Commonwealth of Massachusetts on May 8, 2015.

3.4	Amended and Restated Bylaws, effective May 8, 2015.